                                                                EXHIBIT 10.46

                  SEVERANCE AGREEMENT AND RELEASE OF ALL CLAIMS

      This Severance Agreement and Release of All Claims ("Agreement and Release") is intended to constitute a binding agreement between you, Frederick Tiso ("Employee"), and Asyst Technologies, Inc., on behalf of its subsidiary and affiliated entities ("Asyst" or the "Company"). Please review the terms carefully. By signing below, you are agreeing to end your employment relationship with Asyst on the terms identified below, and in return for the benefits provided herein. We advise you to consult with an attorney or other advisor concerning its terms and obligations, and the specific effect on your legal rights.

      1. Effective July 15, 2004, your employment with Asyst shall terminate. You understand you have no recall rights.

      2. You and the Asyst agree that this Agreement is contractual in nature and not a mere recital, and that this Agreement shall be interpreted as though drafted jointly by the Employee and Asyst.

      3. You will be paid your earned salary and accrued PTO pay through July 15, 2004. You understand that, except as provided herein, you will not be entitled to any additional payments, severance or other benefits from Asyst associated with any claimed work or right to work beyond the date of your termination.

      4. Your existing stock options they will continue to vest through July 15, 2004; however, your vesting shall cease automatically as of that date and all such vesting shall be subject to the original terms and conditions of your option grant and the Asyst stock option plan from which the grant issued. Nothing herein shall operate to continue vesting, extend the original term of the options granted to you or abridge Asyst's rights to cancel option shares, as provided in such option grant or the Asyst stock option plan from which the grant issued. Your participation in Asyst's Employee Stock Purchase Plan will also automatically cease as of July 15, 2004. Please refer to the plan terms and conditions. Additional information regarding stock options is available. Contact Stock Administration at 520-661-5201 for additional information.

      5. Your health and employee benefits will terminate effective July 15, 2004, except as expressly provided in this Agreement and Release.

      6. During the course of your employment with Asyst, you have had access to or have had possession of confidential and proprietary information or materials of Asyst (including, but not limited to, technical information, business plans, client, supplier and employee information, telephone records or lists, and non-public financial information). You acknowledge and understand that all such information or material constitutes confidential information of Asyst and/or its customers and affiliates; you agree that you shall not retain and that you must return to Asyst all originals and copies of such material. You further agree that you shall not use, disclose or divulge any confidential or trade secret information of Asyst, its customers or affiliates to any company, individual or institution without the direct written authorization of Asyst's C.E.O., and that your confidentiality obligations to Asyst are continuing into the future regardless of termination of your employment.

Tiso, Frederick
May 12, 2004

      7. You also agree to return promptly all property of Asyst, including pagers, cellular phones, laptop computers, and any other materials or equipment in your possession or which were provided to you by or through Asyst. You further understand that any use of credit or telephone cards issued by Asyst in conjunction with Asyst business will not be authorized beyond your termination date, and any company expenses incurred after your termination date will not be eligible for reimbursement.

      8. In addition to the benefits described above, and upon and in consideration of your acceptance, execution and continued observance of the terms and conditions of this Agreement and Release, the following releases, the Agreement to Arbitrate Disputes and Claims and the Confidential Information and Inventions Assignment Agreement you may have executed previously in conjunction with your employment with Asyst, and the accompanying Termination Certificate, which terms and conditions are incorporated herein by this reference and made a material part of this Agreement and Release, and without further obligation to do so, Asyst agrees to provide you the following additional separation benefits:

            (a) a lump sum payment equivalent to $125,000.00, less payroll and other deductions and withholdings (including deductions required to reimburse Asyst for monies previously extended to you as an Asyst Employee), to be made within ten (10) business days of the Effective Date of this Agreement and Release;

            (b) provided you elect coverage, continued COBRA standard health benefits under your group insurance coverage through June 30, 2005 (or until such earlier date as you are enrolled in alternative health coverage through regular employment with another company or entity);

            (c) acceleration as of July 15, 2004 of the portions of the following stock option grants that otherwise would have vested as of April 5, 2005:

                  (i) Stock Option Grant No. 004404, at exercise price of $16.02 per share;

                  (ii) Stock Option Grant No. 004405, at exercise price of
            $16.02 per share

      A summary of stock options is attached hereto as Exhibit A. Such stock options subject to the indicated vesting acceleration may be exercised (subject to all other terms and conditions of grant and the Stock Option Plan from which they were issued), on or before December 31, 2004. All other stock options vested as of termination of employment must be exercised within ninety (90) days of employment termination. Vested stock options not exercised within the indicated time periods will be automatically cancelled.

      9. You acknowledge that, except as expressly provided in this Agreement and Release, you are not due or entitled to receive any additional compensation, severance or benefits from Asyst, as of, following or relating to your employment (including termination of your employment). You specifically acknowledge and agree that you have no expectation, right or benefit due or entitled to you under any bonus, severance or other compensation or benefit plan or program of Asyst (including the Fiscal Year 2004 MBO or commission incentive plans).

Tiso, Frederick
May 12, 2004

      10. As part of this Agreement and Release, and in consideration of the payments and benefits to be made to you, you agree to execute the Separation Date Release Agreement, on or within twenty-one (21) days after July 15, 2004, your termination date, and to allow such Release to become effective. The Separation Date Release, a form of which is attached hereto as Exhibit B, should not be signed before your termination date.

      11. You hereby fully waive, release, discharge and agree never to assert against Asyst, its parent, subsidiary and affiliated entities, and the shareholders, directors, officers, employees, agents and representatives of each, from any and all claims, liabilities, charges and causes of action of any kind whatsoever which you have, had or may have against them as of the date on which you sign this Agreement relating to:

            (a) your employment, termination of employment or any right, expectation, claim or benefit relating to or arising in any manner from your employment;

            (b) any and all rights or claims relating to or in any manner arising under the California Fair Employment and Housing Act (Government Code section 12900 et seq., as amended);

            (c) any and all rights or claims relating to or in any manner arising under the Civil Rights Act of 1964 (42 U.S.C. 2000, et seq., as amended);

            (d) any and all rights or claims relating to or in any manner arising under the Americans with Disabilities Act (29 U.S.C. 706 et seq., as amended);

            (e) any and all rights or claims relating to or in any manner arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. 621 et seq., as amended);

            (f) any and all rights or claims relating to or in any manner arising under the WARN Act (as amended);

            (g) any and all rights or claims relating to or in any manner arising under the Equal Pay Act of 1963 (as amended);

            (h) any and all rights or claims relating to or in any manner arising under the California Labor Code Section 1197.5 (as amended); and

            (i) any and all rights or claims otherwise relating to or in any manner arising under federal, state or local statutory, administrative or common law or regulation, including claims for wrongful termination or constructive discharge or demotion, breach of contract (written, oral or implied), breach of the covenant of good faith and fair dealing, violation of public policy, infliction of emotional distress, personal injury, defamation and misrepresentation.

      12. You also agree that, by signing this Agreement and Release and accepting the separation benefits described above, you waive and release and promise never to assert any such

Tiso, Frederick
May 12, 2004

claims that you might have against the Released Parties. You therefore waive your rights under section 1542 of the Civil Code of California, or other comparable provision of applicable law, which states:

            A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known to him must have materially affected his settlement with the debtor.

      13. This Agreement and Release shall not affect any waiver or release of any to claim for workers' compensation benefits and unemployment insurance benefits.

      14. You understand, represent and agree that:

            (a) you have had a reasonable opportunity to consider this Agreement and Release and to consult an attorney or other advisor before signing this Agreement and Release;

            (b) you have read this Agreement and Release in full and understand all of the terms and conditions set forth herein;

            (c) you knowingly and voluntarily agree to all of the terms and conditions set forth herein and intend to be legally bound by them;

            (d) you may rescind this Agreement and Release only with respect to claims arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. 621 et seq.) and only if you do so within seven (7) days after signing it; and

            (e) this Agreement and Release will not become effective or enforceable with respect to claims arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. 621 et seq.) until seven (7) days after you have signed it.

      15. Asyst and you each represent to the other that we have not filed any complaints, claims, grievances or actions against to other - or, with respect to Asyst, against its parent, subsidiary and affiliated entities, and the shareholders, directors, officers, employees, agents and representatives of Asyst (the "Asyst Entities") -- in any state, federal or local court or agency. You further covenant not to file any claims (other than claims for workers' compensation benefits, claims for unemployment insurance benefits or other claims not subject to waiver by law) against Asyst or the Asyst Entities at any time hereafter. You hereby grant power of attorney to Asyst to dismiss on your behalf any such complaint, claim grievance or action you file in the future in violation of this section.

      16. Asyst and you each agree not to defame, disparage or criticize the other - or, with respect to Asyst, its shareholders, directors, officers, employees or business or employment practices - at any time. In addition, Asyst and you each agree not to engage in any conduct that we know or reasonably should know would damage the reputation of the other - or, with respect to

Tiso, Frederick
May 12, 2004

Asyst, cause third parties to view Asyst or its shareholders, directors, officers or employees in a less favorable light.

      17. Asyst and you each agree to not to disclose the existence of this Agreement and Release, its terms, or any information relating to this Agreement and Release to anyone other than a spouse (if any), tax preparer, accountant, auditor, attorney and other professional adviser or party to whom disclosure is necessary in order to comply with the law, regulation or administrative requirement or request, or in response to legal process. In such event, Asyst and you agree to instruct such third party to maintain the confidentiality of this Agreement and Release.

      18. The parties agree that this Agreement and Release shall be binding upon their successors and assignees. Each represents that it has not transferred to any person or entity any of the rights released or transferred through this Agreement.

      19. If a court of competent jurisdiction declares or determines that any provision of this Agreement is invalid, illegal or unenforceable, the invalid, illegal or unenforceable provision(s) shall be deemed not a part of this Agreement, but the remaining provisions shall continue in full force and effect.

      20. Each party, upon breach of this Agreement by the other, shall have the right to seek all necessary and proper relief, including, but not limited to, specific performance, from a court of competent jurisdiction and the party prevailing in such a suit shall be entitled to recover reasonable costs and attorney fees.

      21. We agree that any differences, disputes or controversies between us arising from this Agreement and Release, and rights or obligations hereunder, or any liabilities asserted or arising from your employment or its termination shall be exclusively submitted to binding arbitration before an independent and qualified arbitrator in accordance with the American Arbitration Association and the National Rules for the Resolution of Employment Disputes then in effect, without reference to conflict of laws principles. Arbitration shall be the exclusive forum for any dispute, claim or cause arising hereunder, and the decision and award by the arbitrator shall be final binding upon and non-appealable by the parties and may be entered in any state court of California having jurisdiction. In the event you are the prevailing party in any such arbitration, the arbitrator shall have the authority to award you your reasonable attorneys' fees and costs actually incurred; provided, however, that any such award of fees and costs will be limited to the amount of reasonable fees and costs actually incurred and which bear a reasonable relation to your actual recovery. In all other respects, the arbitration shall be subject to the terms and conditions provided in the Agreement to Arbitrate Disputes and Claims (if previously executed by you and Asyst), which said terms and conditions are deemed incorporated in his Agreement and Release in full by this reference, and made a material part hereof.

      22. Neither you nor Asyst shall be able to recover from the other, for any claim, cause or action arising hereunder, any incidental, special, consequential or exemplary damages of any nature, including but not limited to punitive damages, unless and to the extent any such award of damages is specifically provided and available to the party as a remedy under the statute asserted as a basis for the claim and, unless so specifically provided, the arbitration shall be without authority or

Tiso, Frederick
May 12, 2004

jurisdiction to award such damages; provided, however, that provisional or injunctive remedies and relief shall be available as appropriate to each party.

      23. We each, to the fullest extent permitted by law, waive any right or expectation against the other to trial or adjudication by a jury of any claim, cause or action arising hereunder, or the rights, duties or liabilities created hereby.

      24. The laws of the State of California shall govern the construction and enforcement of this Agreement and Release, and any rights, obligations or liabilities hereunder.

      25. You certify and confirm that you do not have in your possession, and that you have returned to Asyst as of termination of your employment, all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials equipment, other documents or property, or reproductions of any aforementioned items belonging to Asyst.

      26. You also certify and confirm that you have complied during your employment with all the terms of Asyst's Confidential Information and Inventions Assignment Agreement signed by you, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by you (solely or jointly with others) covered by that agreement. You further agree that, in compliance with the Confidential Information and Inventions Assignment Agreement, you will continue to be required to preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to services, clients, products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of Asyst or any of its employees, clients, consultants or licensees.

      27. You further agree that for the six (6) month period from the date of termination of your employment or consulting relationship with Asyst, you will not recruit or solicit any employee to leave Asyst for any reason or to accept employment with any other company, and will not interview or knowingly provide any input to any third party regarding any such employee.

      28. To accept this Agreement and Release, please sign and date this Agreement and Release and return the original executed document to Human Resources, Asyst Technologies, Inc., 48761 Kato Road, Fremont, California 94538, no later than May 12, 2004. If you do not return a copy of the executed Agreement and Release by that date, the offer of the benefits described in Paragraph 8 and elsewhere of this Agreement and Release will be automatically revoked.

      29. You understand that the provisions of this Agreement and Release set forth the entire agreement between you and Asyst concerning your employment, separation benefits and termination of employment, and that this Agreement and Release replaces any other promises, representations or agreement between you and Asyst, whether written or oral, concerning such matters. You also understand that any benefits provided you under this Agreement and Release are offered on a one-time basis, and are not a part of a funded employee welfare program or established Asyst practice or policy. Any modification of this Agreement and Release, or change to the

Tiso, Frederick
May 12, 2004

benefits offered hereunder, must be in writing and executed in advance by you and the Sr. Director, Human Resources for Asyst, or else such notification will not be binding or effective.

      30. In the event that you breach any of your obligations under this Agreement and Release or as otherwise imposed by law, Asyst will be entitled to recover the sums and benefits paid under the Agreement and Release and to obtain all other relief provided by law or equity.

      31. The parties agree and represent that they have not relied and do not rely upon any representation or statement regarding the subject matter or effect of this Agreement and Release made by any other party to this Agreement and Release or any party's agents, attorneys or representatives.

I, THE UNDERSIGNED, HAVE BEEN ADVISED IN WRITING THAT I HAVE HAD A SUFFICIENT OPPORTUNITY TO CONSIDER THIS AGREEMENT AND RELEASE AND TO CONSULT WITH AN ATTORNEY CONCERNING ITS TERMS AND EFFECT PRIOR TO EXECUTING THIS AGREEMENT AND RELEASE.

I, THE UNDERSIGNED, HAVE READ THIS AGREEMENT AND RELEASE AND UNDERSTAND THAT I ENTER THIS AGREEMENT AND RELEASE INTENDING TO AND DO WAIVE, SETTLE AND RELEASE ALL CLAIMS I HAVE OR MIGHT HAVE AGAINST ASYST TO THE FULL EXTENT PERMITTED BY LAW. I SIGN THIS AGREEMENT AND RELEASE VOLUNTARILY AND KNOWINGLY.

ACKNOWLEDGED, UNDERSTOOD AND AGREED:

Date: 5/12/04
                                   /s/ Frederick Tiso
                                   -----------------
                                   Frederick Tiso

                                   Asyst Technologies, Inc.

Date: 5.19.04                      By: /s/ Dorothy Jones
                                       ----------------------------------------
                                       Dorothy Jones, Sr. Dir., Human Resources

Tiso, Frederick
May 12, 2004

                                    EXHIBIT A

                               OPTIONS SPREADSHEET

EXHIBIT A

ASYST TECHNOLOGIES, INC.            PERSONNEL SUMMARY                PAGE:    1
                                    AS OF 05/03/2004

                                    ID IS EQUAL TO 7138

                                OPTION      OPTION
ID     NUMBER      DATE        PLAN/TYPE    SHARES        PRICE    EXERCISED      VESTED     CANCELLED  UNVESTED    OUTSTANDING
7138   005175   04/01/2003      1993/NQ      15,000     $   5.0500     0          15,000         0            0         15,000
       004404   04/05/2002     1993/ISO      24,968     $  16.0200     0          12,484         0       12,484         24,968
       005184   04/01/2003      1993/NQ     100,000     $   5.0500     0          12,500         0       87,500        100,000
       004405   04/05/2002      1993/NQ     125,032     $  16.0200     0          62,516         0       62,516        125,032

       TOTALS                               265,000                    0         102,500         0      162,500        265,000

                         SCHEDULED    ACCELERATED
                       TO BE VESTED    INCLUDED
ID     EXERCISABLE       07/15/2004    07/15/2004
7138     15,000            15,000        15,000
         12,484            12,484        18,726
         12,500            25,000        25,000
         62,516            62,516        93,774

TOTALS  102,500           115,000       152,500

Tiso, Frederick
May 12, 2004

                                   EXHIBIT B

                             SEPARATION DATE RELEASE
        (TO BE EXECUTED ON OR WITHIN 21-DAYS AFTER THE TERMINATION DATE)

In exchange for the payments and benefits and the other consideration being provided to me under that certain Severance Agreement and Release of Claims between me and the Company which I signed on May ______, 2004 (the "AGREEMENT"), I hereby release, acquit and forever discharge the Company, and each of its officers, directors, agents, employees, attorneys, shareholders, predecessors, successors, parents, subsidiaries, assigns and affiliates, of and from any and all claims, liabilities, causes of action, and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date I sign this Separation Date Release (the "RELEASE"). This release of claims includes, but is not limited to: (a) all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment; (b) all claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; (c) all claims pursuant to any federal, state or local law, statute, or cause of action of any jurisdiction, including, but not limited to, the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) ("ADEA"), the California Fair Employment and Housing Act (as amended), tort law, contract law, wrongful discharge, discrimination, harassment, fraud, defamation, emotional distress, and breach of the implied covenant of good faith and fair dealing. Notwithstanding the foregoing, nothing in this paragraph shall be construed in any way to release any claims I may have under the Agreement or for workers' compensation or unemployment insurance benefits.

I acknowledge that I am are knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given for the waiver and release herein is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date you sign this Release; (b) I have been advised hereby that I have the right to consult with an attorney prior to executing this Release; (c) I have been given twenty-one (21) days to consider this Release (although I may choose to voluntarily execute it earlier);
(d) I have seven (7) days following the execution of this Release to revoke my agreement to it, and (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Release is signed by me (the "Separation Date Release Effective Date").

In giving the releases set forth above (which include claims which may be unknown to me at present), I acknowledge having read and understood Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that Section and any law of any jurisdiction of similar effect with respect to my release of any unknown or unsuspected claims.

The executed Release, once executed and effective, is deemed incorporated in full into the Severance Agreement and Release of Claims, made a part thereof and subject to all terms and conditions therein, and constitutes the complete, final and exclusive embodiment of the entire agreement between me and the Company with regard to this subject matter. I have executed this Release without reliance on any promise or representation, written or oral, other than those expressly contained in the Agreements.

Tiso, Frederick
MAY 12, 2004

I, THE UNDERSIGNED, HAVE BEEN ADVISED IN WRITING THAT I HAVE HAD A SUFFICIENT OPPORTUNITY TO CONSIDER THIS AGREEMENT AND RELEASE AND TO CONSULT WITH AN ATTORNEY CONCERNING ITS TERMS AND EFFECT PRIOR TO EXECUTING THIS AGREEMENT AND RELEASE.

I, THE UNDERSIGNED, HAVE READ THIS AGREEMENT AND RELEASE AND UNDERSTAND THAT I ENTER THIS AGREEMENT AND RELEASE INTENDING TO AND DO WAIVE, SETTLE AND RELEASE ALL CLAIMS I HAVE OR MIGHT HAVE AGAINST ASYST TO THE FULL EXTENT PERMITTED BY LAW. I SIGN THIS AGREEMENT AND RELEASE VOLUNTARILY AND KNOWINGLY.

ACKNOWLEDGED, UNDERSTOOD AND AGREED:

_____________________________________                Date:______________________
FREDERICK TISO